Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

for

Offer to Purchase for Cash

by

First American Capital Corporation

for

Up to $500,000 in Maximum Aggregate Value of Shares of its Common Stock

At a Price Not Greater than $1.72 Nor Less Than $1.00 Per Share

THE TENDER OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M. KANSAS CITY, MISSOURI TIME, ON FRIDAY, MARCH 30, 2007, UNLESS THE COMPANY EXTENDS THE TENDER OFFER.

As set forth under Section 3 of the Offer to Purchase dated March 2, 2007 (as defined below), this notice of guaranteed delivery (or a facsimile hereof) must be used to accept the tender offer (as defined below) if:

•

Your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $.01 per share, of First Capital American Corporation, a Kansas corporation (the “Company”), prior to 5:00 p.m., Kansas City, Missouri time, on Friday, March 30, 2007, unless extended (such date and time, as the same may be extended, the “Expiration Date”); or

•

the procedure for book-entry transfer described in Section 3 of the Company’s Offer to Purchase dated March 2, 2007 and the related Letter of Transmittal, which, together with the Offer to Purchase (as amended or supplemented from time to time) constitute the offer, cannot be completed before the Expiration Date; or

•

time will not permit a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and all other required documents to reach the Depositary referred to below on or before the Expiration Date.

You may deliver this Notice of Guaranteed Delivery, properly (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the Depositary receives it before the Expiration Date. The Notice of Guaranteed Delivery must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under Section 3 of the Offer to Purchase.

The Depositary for the tender offer is:

UMB Bank, n.a.

By Registered or First Class Mail: First American Capital Exchange c/o UMB Bank, n.a. P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: First American Capital Exchange c/o UMB Bank, n.a. 161 Bay State Drive Braintree, MA 02184	By Hand: First American Capital Exchange c/o UMB Bank, n.a. 928 Grand Blvd., 5th Floor Kansas City, MO 64106	By Facsimile: For Eligible Institutions Only: 781-380-3388 For Confirmation of Receipt of Fax Only: 781-930-4900

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery. Deliveries to the Company will not be forwarded to the Depositary and, therefore, will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute valid delivery to the Depositary.

You cannot use this Notice of Guaranteed Delivery form to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company the number of shares indicated below, at the price per share indicated below, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Number of Shares Being Tendered Hereby:              Shares

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having the Company purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tender shares and is willing to accept, the purchase price determined by the Company pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $1.00.

OR

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate notice of guaranteed delivery for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $1.00	☐ $1.25	☐ $1.50	☐ $1.72
☐ $1.05	☐ $1.30	☐ $1.55
☐ $1.10	☐ $1.35	☐ $1.60
☐ $1.15	☐ $1.40	☐ $1.65
☐ $1.20	☐ $1.45	☐ $1.70

You WILL NOT have validly tendered you shares unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

STOCKHOLDERS COMPLETE AND SIGN BELOW

(Please Type or Print)

Signature(s) of Stockholder(s):

Name(s) of Record Holder(s):

Number of Shares:

Certificate Number(s) (If Available):

Dated:                                   , 2007

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an “Eligible Institution”) and represents that: (a) the above-named person(s) has a net long position in Shares or equivalent securities at least equal to the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent’s Message, in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Authorized Signature:

Name:

(Please Print or Type)

Title:

Date:

DO NOT SEND SHARE CERTIFICATES FOR THE SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF

TRANSMITTAL.